United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2024

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40579	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2024, Cadiz Inc. (the “Company”) entered into an agreement for the purchase of 180 miles of steel pipe previously intended for use in construction of the now terminated Keystone XL Pipeline Project. The Company intends to utilize the steel pipe for the development of the Company’s water supply and groundwater banking project in the Mojave Desert (the “Mojave Groundwater Bank”). In connection with the transaction, the Company entered into a Purchase Option Agreement with GMHR Acquisition Co., LLC (“GMHR”), LKM Industries, Inc. (together with GMHR, the “Owners”) and North West Iron & Metal LLC (the “Consignee”). This agreement grants the Company an exclusive option to purchase the pipeline assets from the Owners, with an initial option term ending on November 10, 2026, and the right to extend this option for up to three additional 120-day periods until November 8, 2027. No later than five business days following the date of the agreement or the date on which the Owners provide a compliance certification under the Build America Buy America Act, the Company will make an initial payment of $5,000,000 to secure the option, with a $1,000,000 payment required for each extension (each, an “Extension Payment”).

If the purchase option is exercised during the option term, the Company can acquire all or part of the pipeline assets at $155 per linear foot, with credits that could reduce the final purchase price depending on when the option is exercised. If the option is exercised during the initial option term, the Company may elect to receive a credit equal to the lesser of $4,250,000 and the total purchase price. If exercised during the first extension term, the credit will be the lesser of $5,100,000 or the total purchase price. If exercised during the second extension term, the credit will be the lesser of $5,950,000 or the total purchase price. If exercised during the third extension term, the credit will be the lesser of $6,800,000 or the total purchase price. These credits apply to reduce the purchase price, but no final price will be below $1. The option term ends immediately upon the Company’s election to receive any of these credits.

The Company holds a right of first refusal to purchase the pipeline assets during the option term if the Owners receive a third-party offer for all or a portion of the remaining pipeline assets. If the option term terminates prior to the Company purchasing any pipeline assets because the Company elects not to exercise the right of first refusal, the Owners or the Consignee shall repay the Company $5,000,000 plus any Extension Payments made by the Company. Additionally, in the event of a casualty event that destroys the pipeline assets, or if storing the pipeline assets in an agreed location becomes impracticable prior to the Company’s purchase of any pipeline assets, any party may terminate the agreement, and the Owners or the Consignee will refund the Company the initial $5,000,000 payment along with any Extension Payments made by the Company.

The foregoing description of the Purchase Option Agreement does not purport to be complete and is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On November 12, 2024, the Company issued a press release regarding its entry into the Purchase Option Agreement, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Purchase Option Agreement, dated November 10, 2024, by and among GMHR Acquisitions Co., LLC, LKM Industries, Inc., North West Iron & Metal LLC and Cadiz, Inc.

99.1	Press Release issued on November 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date: November 12, 2024

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